UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 22, 2013
Date of Report (Date of earliest event reported)

HESKA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of principal executive offices) (Zip Code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 22, 2013, upon the recommendation of its Corporate Governance Committee, the Board of Directors of Heska Corporation, a Delaware corporation (the “Company”), appointed David E. Sveen, Ph.D. to the Board of Directors of the Company (the “Board”). Dr. Sveen will serve as a Class II director and he is expected to serve in such capacity until the next annual meeting of stockholders or until his earlier resignation or removal. In addition, Dr. Sveen is expected to serve as a member of the Board’s Compensation and Corporate Governance Committees effective at the Board’s next scheduled meeting in February 2014.  The Company expects that Dr. Sveen and Robert B. Grieve, Ph.D., the Company’s Chairman and Chief Executive Officer, will be the nominees for election as Class II directors at the Company’s next annual meeting of stockholders and, subject to Dr. Grieve’s election as a Class II director, that Sharon L. Riley, who is currently serving as a Class II director, will be appointed by the Board to be a Class III director to fill the Class III director vacancy left by Dr. Grieve’s election as a Class II director.  Ms. Riley was originally elected at the Company’s 2012 annual meeting of stockholders to be a Class III director, with her term expiring at the 2015 annual meeting of stockholders or until her earlier resignation or removal. As previously disclosed, however, following the death of John F. Sasen, Sr. and the retirement of Louise L. McCormick, both former directors, Ms. Riley was reclassified in February 2013 to be a Class II director in order to accommodate an even number of directors in each class of director on the Company’s Board as contemplated by the Company’s Restated Certificate of Incorporation, as amended, and applicable law.

There are and have been no arrangements or understandings between Dr. Sveen and any other persons pursuant to which he was selected as a director, and there are and have been no transactions since January 1, 2012, or any currently proposed transaction, in which the Company was or is to be a participant in excess of the lesser of $120,000 and 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which Dr. Sveen had or will have a direct or indirect material interest. Dr. Sveen’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: November 26, 2013	By:	/s/ Jason A. Napolitano
Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary